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                                   EXHIBIT 3.2

                                     BY-LAWS
                                       OF
                               DIODES INCORPORATED

                                    ARTICLE I

                            MEETINGS OF STOCKHOLDERS

        Section 1. Annual Meetings. Annual meetings of stockholders shall be held on a date (other than a legal holiday), which shall be designated by the Board of Directors. At such meetings Directors shall be elected, reports of the affairs of the corporation shall be considered and any other business may be transacted which is within the power of the stockholders.

        Section 2. Special Meetings. Special meetings of the stockholders may be called at any time by the President of the corporation or by a majority of the Board of Directors and shall be called by the President or Secretary at the written request of stockholders entitled to cast a majority of the votes which all stockholders are entitled to cast at the particular meeting.

        Section 3. Place of Meetings. Each annual or special meeting of stockholders shall be held at such time and place within or without the State of Delaware as shall be so designated by the Board of Directors.

        Section 4. Notice of Stockholders' Meetings. The notice of all meetings of stockholders shall be in writing and shall state the place, data and hour of the meeting. The notice of an annual meeting shall state that the meeting is called for the election of the Directors to be elected at such meeting and for the transaction of such other business as is stated in the notice or shall properly come before the meeting. The notice of a


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special meeting shall state the purpose or purposes for which the meeting is called and the business to be transacted at the meeting.

        A copy of the notice of each meeting of stockholders shall be given personally or by mail not less than ten (10) days nor more than (60) days before the date of the meeting to each stockholder entitled to vote at such meeting at his record address or at such other address as he may have furnished to the company for the purpose of notice.

        The holders of a majority of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business except as otherwise provided by statute or by the certificate of incorporation. If, however, such quorum shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified. If the adjournment is for more than thirty (30) days, or if after adjournment a new record date is fixed for the adjourned meeting, a notice of the adjournment shall be given to each stockholder of record entitled to vote at the meeting.

        When a quorum is present at any meeting, the vote of the holders of a majority of the stock having voting power present in person or represented by proxy shall decide any question brought before such meeting, unless the question is one upon which by express provision of the statutes or of the certificate of incorporation, a different vote is required,


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in which case such express provision shall govern and control the decision of such question.

        Section 5. Voting. Every stockholder entitled to vote at any election for Directors shall have the right to cumulate his votes and give one candidate a number of votes equal to the number of Directors to be elected multiplied by the number of votes to which his shares are entitled, or to distribute his votes on the same principle among as many candidates and in such manner as he shall desire. The candidates receiving the highest number of votes up to the number of Directors to be elected shall be declared elected. Whenever any corporate action other than the election of Directors is to be taken by vote of the stockholders it shall, except as otherwise required by law or by the Certificate of Incorporation, be authorized by a majority of the votes cast at a meeting of stockholders by the holders of shares entitled to vote thereon.

        Every person entitled to vote shall have the right to do so either in person or by one or more agents authorized by written proxy executed by such person or his duly authorized agent and filed with the Secretary of the corporation. Telegraphed or cabled proxies shall be valid.

        Where a form of proxy issued by the Company's management provides that the proxy holders are authorized, in their discretion, to vote upon such other business as may properly come before the meeting, such authorization shall be deemed to include authority to appoint a substitute nominee or nominees to the slate of management nominees for directors where death, illness, or other circumstances arise which prevent any management nominee or nominees for directors from serving in such positions and to vote such proxy for such substitute nominee or nominees.


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        Section 6. Record Date. The Board of Directors shall have authority to fix in advance a date not exceeding sixty (60) days preceding the date of any meeting of stockholders, or the date for the payment of any dividend, or the date for the allotment of rights, or the date when any change or conversion or exchange of capital stock shall go into effect, or a date in connection with obtaining the consent of stockholders for any purpose, as a record date for the determination of the stockholders entitled to notice of and to vote at any such meeting and any adjournments thereof, or entitled to receive payment of any such dividend or to any such allotment of rights, or to exercise the rights in respect of any change, conversion or exchange of capital stock, or to give such consent, and in such case such stockholders and only such stockholders as shall be stockholders of record at the close of business on the date so fixed shall be entitled to such notice of and to vote at such meeting and any adjournments thereof, or to receive payment of such dividend, or to receive such allotment of rights, or to exercise such rights, or to give such consent, as the case may be, notwithstanding any transfer of any stock on the books of the corporation after any such record date fixed aforesaid.

                                   ARTICLE II

                                    DIRECTORS

        Section 1. Qualification and Number; Vacancies. A Director need not be a stockholder, a citizen of the United States or a resident of the State of Delaware. The number of directors which shall constitute the whole board shall not be less than five ( 5 ) nor more than seventeen (17). The first board shall consist of seven (7) directors. Thereafter, within the limits above specified, the number of directors shall be determined by resolution of the board of directors or by the stockholders at the annual meeting. Any


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Director may be removed for cause by the stockholders. Vacancies and newly created Directorships resulting from any increase in the authorized number of Directors may be filled by a majority of the Directors then in office, though less than a quorum, or by a sole remaining Director.

        Section 2. Election of Directors. The Directors shall be elected at each annual meeting of the stockholders, but if any such annual meeting is not held, or the Directors are not elected thereat, the Directors may be elected at any special meeting of the stockholders held for that purpose. Each Director shall hold office until his successor has been elected or until his earlier death, resignation or removal.

        Section 3. Time and Place of Meetings of the Board. The Board of Directors may hold meetings, both regular and special, either within or without the State of Delaware. An annual meeting of the Board of Directors for the election of officers and the transaction of such other business as may properly come before the meeting shall be held as soon as practicable after the annual meeting of stockholders or at such time and place as shall be fixed by the Directors. Regular meetings of the board of Directors may be held without notice at such time and at such place as shall from time to time be determined by resolution adopted by the majority of the Board. Special meetings of the Board of Directors may be called by the President, or on the written request of a majority of the Directors. Notice of special meetings of the Board of Directors stating the place, date and hour thereof shall be delivered to each Director at least three (3) days before the date of the meeting. Such notice need not state the purpose thereof.

        Section 4. Quorum and Manner of Action. A majority of the entire Board of Directors shall constitute a quorum for the transaction of business, but if there shall be


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less than a quorum at any meeting of the Board, a majority of those present, or if only one be present, then such Director, may adjourn the meeting from time to time and the meeting may be held as adjourned without further notice. The act of a majority of the Directors present at any meeting at which there is a quorum shall be the act of the Board of Directors.

        Section 5. Remuneration of Directors. In addition to reimbursement for his reasonable expenses incurred in attending meeting or otherwise in connection with his attention to the affairs of the corporation, each Director as such, and as a member of any committee of the Board, shall be entitled to receive such remuneration as may be fixed from time to time by the Board.

        Section 6. Committees. The Board of Directors may, by resolution passed by a majority of the entire Board, designate one or more committees, each committee to consist of two (2) or more of the Directors of the corporation.

        The Board of Directors may designate an Executive Committee consisting of such number of Directors, not less than five (5), as it may from time to time determine. The Executive Committee in intervals between the meetings of the Board shall have and exercise the powers of the Board in the management of the business and affairs of the corporation except the power to declare dividends and the power to adopt, amend or repeal By-Laws or the Certificate of Incorporation of the corporation. A majority of such committee shall constitute a quorum provided, however, that in the absence or disqualification of any member of such committee the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they


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constitute a quorum, may unanimously appoint another member of the Board of
Directors to act at the meeting in the place of any absence or disqualified member.

        Meetings of any committee shall be called by the Chairman of the Board of the President. Notice of such meetings shall state the place, date and hour thereof and shall be delivered to each member of the committee at least twenty-four (24) hours before the time of the meeting.

        All committees shall keep minutes of their respective proceedings which shall be open to the inspection of the Directors and a report shall be made at each regular meeting of the Board of Directors concerning all actions of committees since the last preceding report.

        Section 7. Action Without Meeting. Any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting if prior to such action a written consent thereto is signed by all members of the Board or of such committee as the case may be and such written consent is filed with the minutes and proceedings of the Board or committee.

        Section 8. Powers. Subject to limitations of the Certificate of Incorporation and the By-Laws and of the laws of the State of Delaware as to powers which are conferred upon or reserved to the stockholders, all corporate power shall be exercised by or under the authority of, and the business and affairs of the corporation shall be controlled by, the Board of Directors.

                                   ARTICLE III

                                    OFFICERS


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        Section 1. Election. The Board of Directors at its first meeting held after the annual meeting of stockholders in each year shall elect the Chairman of the Board, a President, a chief Executive Officer, one or more Vice Presidents, a Secretary, a Treasurer and may, in its discretion also appoint an Executive Vice President, Assistant Secretaries and Assistant Treasurers. Any two or more offices may be held by the same person, except that the office of President and the office of Secretary must be held by different persons.

        Section 2. Chairman of the Board. The Chairman of the Board shall preside at all meetings of the Board of Directors and shall act as Chairman at and call to order all meetings of the stockholders and of the Executive Committee. The Chairman shall be a member of all committees appointed by the Board of Directors and shall be charged with the duty of determining that the policies of the Board of Directors are carried out in the administration of the corporation's affairs and shall, for this purpose, confer with the President. The Chairman shall have the power on behalf of the corporation to enter into, execute and deliver all contracts, instruments, conveyances or documents and to affix the corporate seal thereto. He shall do and perform all acts and duties herein specified or which may be assigned to him from time to time by the Board of Directors.

        Section 3. President. In the absence of the Chairman of the Board or his inability to act the President shall preside at all meetings of the stockholders and of the Board of Directors and of the Executive Committee. He shall, subject to the authority of the Board, have charge of the business and affairs of the corporation. The President shall be a member of all committees appointed by the Board of Directors and shall have the power, on behalf of the corporation, to enter into, execute or deliver all contracts, instruments, conveyances or documents and to affix the corporate seal thereto. He shall


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confer with the Chairman of the Board in respect to the administration of the policies of the Board.

        Section 4. Vice Presidents. The Vice Presidents, including the Executive Vice President, shall have such duties as the Board of Directors may from to time to time designate and shall perform such duties under the general supervision of the President.

        Section 5. Treasurer. The Treasurer shall receive all of the monies belonging to the corporation and shall forthwith deposit the same to the credit of the corporation in such financial institution as may be selected by the Board of Directors. He shall keep books of account and vouchers for all monies dispersed. He shall also perform such other duties as the Board of Directors may from time to time direct.

        Section 6. Secretary. The Secretary shall keep minutes of the proceedings taken and the resolutions adopted at all meetings of the stockholders, the Board of Directors and the Executive committee and shall give due notice of the meetings of the stockholders, the Board of Directors and Executive Committee. He shall have charge of the seal and all books and papers of the corporation and shall perform all duties incident to his office. The Secretary shall keep such additional records and perform such other duties as may be assigned to him by these By Laws or by the Board of Directors.

        The Secretary shall keep or cause to be kept at the principal office or at the office of the corporation's Transfer Agent a Share Register or a duplicate Share Register showing the names of the stockholders of the corporation and their addresses, the number and classes of shares held by each, the number and date of certificates issued for the same and the number and date of cancellation of every certificate surrendered for cancellation.


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        Section 7. Removal. Any officer may be removed at any time by a majority vote of the whole Board of Directors at any regular or special meeting of the board; provided, however, that no such removal can be made at any such meeting unless a written notice is served upon the Directors at least five (5) days before such meeting clearly stating that such removal will be brought up for consideration at such meeting.

        Section 8. Vacancies. A vacancy in any office because of death, resignation, removal, disqualification or any other cause shall be filled by the majority vote of the whole Board of Directors.

                                   ARTICLE IV
                     INDEMNIFICATION OF OFFICERS, DIRECTORS
                              EMPLOYEES AND AGENTS

        Section 1. This corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether, civil, criminal, administrative or investigative (other than an action by or in the right of this corporation) by reason of the fact that he is or was a director, officer, employee or agent of this corporation, or is or was serving at the request of this corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of this corporation, and, with respect to any criminal action or proceeding, had no reasonable


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cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of this corporation, and with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

        Section 2. This corporation shall indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action or suit by or in the right of this corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of this corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of this corporation, and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to this corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such expenses which the Court of Chancery or such other court shall deem proper.


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        Section 3. To the extent that a director, officer, employee or agent of this corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Sections 1 and 2, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorney's fees) actually and reasonably incurred by him in connection therewith.

        Section 4. Any indemnification under Section 1 and 2 (unless ordered by a court) shall be made by this corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in Sections 1 and 2. Such determination shall be made (1) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (2) if such a quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (3) by the stockholders.

        Section 5. Expenses incurred in defending a civil or criminal action, suit or proceeding may be paid by this corporation in advance of the final disposition of such action, suit or proceeding as authorized by the Board of Directors in the specific case upon receipt of an undertaking by or on behalf of the director, officer, employee or agent to repay such amount unless it shall ultimately be determined that he is entitled to be indemnified by this corporation as authorized by this by-law.

        Section 6. The indemnification provided in this by-law shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any by-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to


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action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

        Section 7. This corporation, when authorized by the Board of Directors, shall purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of this corporation, or is or was serving at the request of this corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not this corporation would have the power to indemnify him against such liability under the provisions of this by-law.

                                    ARTICLE V

                                  MISCELLANEOUS

        Section 1. (None)

        Section 2. Fiscal Year. The fiscal year of this corporation shall commence on January 1 and end on December 31 of each year.

        Section 3. Amendments. These By-Laws may be altered, amended or repealed at any meeting, by a vote of a majority of the Board of Directors, provided that notices of proposed amendments shall have been sent by mail o all the Directors not less than three days (3) before the meeting at which they are to be acted upon, or at any regular meeting of the Directors, by the unanimous vote of all the Directors present.


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        Section 4. Waiver of Notice. Any requirement of notice as set forth in these By-Laws shall be deemed waived by any Director, member of the Executive Committee or stockholder who signs a waiver of notice before or after a meeting or who attends any meeting without protesting (prior thereto or at its commencement) the lack of notice to him.

        Section 5. Resignation. Any officer or Director may resign at any time by giving written notice to the Board of Directors or to the President or to the Secretary of the corporation. Any such resignation shall take effect at the date of the receipt of such notice or at any later time specified therein and unless otherwise specified therein the acceptance of such resignation shall not be necessary to make it effective.

        Section 6. Annual Reports. The Board of Directors shall cause an annual report to be sent to the shareholders not later than 120 days after the close of each fiscal year.